===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   -----------

                                   FORM 8-K/A-1

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 22, 1996


                                 BNN CORPORATION
-------------------------------------------------------------------------------
                (Exact name of Registrant as specified in charter)


    Nevada                      0-17591                        93-0957030
---------------           -------------------            --------------------
(State or Other          (Commission File No.)              (IRS Employer
jurisdiction of                                          Identification Number)
incorporation)




 345 Park Avenue South                                            10010
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:     (212) 779-6601
                                                    -------------------------

===============================================================================

Item 7.  Financial Statements, Pro-Forma Information and Exhibits

         (a) Financial Statements of KMG*

             (i)   (A) Report of Independent Auditors.

                       Seagull Entertainment, Inc. 1995
                       Kaleidoscope Group 1995

                   (B) Balance Sheets as of December 31, 1994 and 1995 for each of Seagull Entertainment, Inc. and the KMG Group.

                   (C) Statements of Operations for Seagull Entertainment, Inc.
                       and for Kaleidoscope Group for the years ended December 31, 1994 and December 31, 1995.

                   (D) Statements of Changes in Stockholders' Equity for each of
                       Seagull Entertainment, Inc. and the KMG Group, for the years ended December 31, 1995 and December 31, 1994.

                   (E) Statements of Cash Flows for each of Seagull
                       Entertainment, Inc. and the KMG Group, for the years ended December 31, 1995 and December 31, 1994.

                   (F) Notes to the Financial Statements.

             (ii)  (A) Consolidated and Combined Balance Sheet for the KMG Group
                       as of September 30, 1996 (unaudited).

                   (B) Consolidated and Combined Statement of Operations and
                       Retained Earnings for the KMG Group for the nine months ended September 30, 1996 (unaudited).




------------
  * KMG acquired Seagull Entertainment, Inc. and several companies operating under the umbrella of KMG hereinafter called the KMG Group.

                      (C)** Consolidated and Combined Statement of Cash Flows for the KMG Group for the nine months ended September 30, 1996 (unaudited).

                      (D)    Notes to Financial Statements.

         (b)    Pro Forma Financial Statements of Registrant

                (i)   Pro-Forma Consolidated Balance Sheet as of September 30,
                      1996.

                (ii) Pro-Forma Consolidated Statements of Income for the nine months ended September 30, 1996.

                (iii) Pro-Forma Consolidated Statements of Income for the year ended December 31, 1995.

         (c)*** Exhibits

                (i) Agreement and Plan of Reorganization dated October 22, 1996 among the Company and the shareholders of KMG.



--------
   ** Registrant's requirements pursuant to Regulation S-X, promulgated by the Securities and Exchange Commission, to file financial statements and pro-forma information relating to the Asset Purchase within 15 days after the Asset Purchase is impracticable. Registrant will file such financial statements and pro-forma financial information by amendment hereto no later than 75 days after consummation of the Asset Purchase.

   *** Previously filed with this Form 8-K.

                           SEAGULL ENTERTAINMENT, INC.

                            FINANCIAL STATEMENTS WITH
                           INDEPENDENT AUDITORS' REPORT

                            DECEMBER 31, 1995 AND 1994

                                 C O N T E N T S


                                                                         Page
                                                                         ----
INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS

     BALANCE SHEETS                                                        2

     STATEMENTS OF OPERATIONS                                              3

     STATEMENTS OF STOCKHOLDERS' DEFICIT                                   4

     STATEMENTS OF CASH FLOWS                                              5

     NOTES TO FINANCIAL STATEMENTS                                       6-11

                           INDEPENDENT AUDITORS' REPORT

Board of Directors
SeaGull Entertainment, Inc.

We have audited the accompanying balance sheets of SeaGull Entertainment, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1995, and the period from July 7, 1994 (inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SeaGull Entertainment, Inc. as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995, and the period from July 7, 1994 (inception) through December 31, 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company had a working capital deficiency of $527,987, a stockholders' deficiency of $470,976 and had incurred net losses of $566,159 and $280,816 for the year ended December 31, 1995, and the period July 7, 1994 (inception) through December 31, 1994, respectively. Management's plans in regard to these matters are also described in Note 12. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


                         /s/  Paneth, Haber & Zimmerman LPP
                         --------------------------------------


New York, NY
April 22, 1996, except for Notes 11 and 12, as to which the date is October 22, 1996

                           SEAGULL ENTERTAINMENT, INC.

                                  BALANCE SHEETS

                                      ASSETS

                                                                                            December 31,
                                                                                     -------------------------
                                                                                        1995            1994
                                                                                        ----            ----
CURRENT ASSETS
     Cash                                                                             $ 139,213       $    --
     Accounts receivable, less allowance for doubtful
        accounts of $-0- in both 1995 and 1994                                          175,459           2,205
     Prepaid expenses                                                                     2,882           3,211
                                                                                      ---------       ---------

              Total Current Assets                                                      317,554           5,416

PROPERTY AND EQUIPMENT, at cost, less accumulated
     depreciation                                                                        53,004          46,389

LOANS RECEIVABLE--AFFILIATED ENTITY, less allowance
     of $94,189 in 1995 and $19,740 in 1994                                                --              --

OTHER ASSETS                                                                             18,976            --
                                                                                      ---------       ---------

                                                                                      $ 389,534       $  51,805
                                                                                      =========       =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Bank overdraft                                                                   $    --         $   4,095
     Loans payable, stockholders                                                         38,470          28,970
     Accounts payable                                                                    99,559          50,856
     Accrued interest                                                                    44,000           4,000
     Notes payable, current portion                                                     515,001          13,730
     Deferred income                                                                     28,000            --
     Client advance                                                                     120,511            --
                                                                                      ---------       ---------

              Total Current Liabilities                                                 845,541         101,651
NOTES PAYABLE, less current portion                                                      14,969         229,970
                                                                                      ---------       ---------
              Total Liabilities                                                         860,510         331,621
                                                                                      ---------       ---------
STOCKHOLDERS' DEFICIT
     Common stock, $0.10 par value, 200 shares authorized,
       122.25 and 111 shares issued and outstanding at
       December 31, 1995 and 1994, respectively                                              12              11
     Additional paid-in-capital                                                         375,988             989
     Accumulated deficit                                                               (846,976)       (280,816)
                                                                                      ---------       ---------

              Total Stockholders' Deficit                                              (470,976)       (279,816)
                                                                                      ---------       ---------

              Total Liabilities and Stockholders' Deficit                             $ 389,534       $  51,805
                                                                                      =========       =========

                        See notes to financial statements.

                           SEAGULL ENTERTAINMENT, INC.

                             STATEMENTS OF OPERATIONS

                                                                     July 7, 1994
                                                                     (Inception)
                                                  Year Ended           Through
                                                 December 31,        December 31,
                                                     1995               1994
                                                --------------         ---------
REVENUE                                          $ 225,492             $    --
                                                 ---------             ---------

EXPENSES
     Salaries and benefits                         204,769                73,040
     Marketing and promotion                       217,876                92,451
     General and administrative                    251,224                89,475
     Bad debt loss--affiliated entity               74,449                19,740
     Interest                                       43,334                 6,110
                                                 ---------             ---------

              Total Expenses                       791,652               280,816
                                                 ---------             ---------

NET LOSS                                         $(566,160)            $(280,816)
                                                 =========             =========

NET LOSS PER COMMON SHARE                        $   (0.10)            $   (0.05)
                                                 =========             =========

                       See notes to financial statements.

                           SEAGULL ENTERTAINMENT, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                                           Additional
                                             Shares           Common        Paid-in          Accumulated
                                           Outstanding         Stock        Capital            Deficit           Total
                                           -----------       -------       ----------        -----------         -----
Balance--July 7, 1994
  (inception) -                                  --          $   --        $      --         $    --             $  --

Issuance of shares for
  cash consideration                           100.00            10              990              --                 1,000

Issuance of shares in consideration
  of a loan guarantee                           11.00             1               (1)             --                --

Net loss                                         --              --               --            (280,816)         (280,816)
                                              -------        -------      ----------           ---------        ----------

Balance--December 31, 1994                     111.00            11              989            (280,816)         (279,816)

Issuance of shares for cash
  consideration                                 11.25             1          374,999              --               375,000

Net loss                                        --               --               --            (566,160)         (566,160)
                                              -------        -------      ----------           ---------        ----------

Balance--December 31, 1995                     122.25        $   12        $ 375,988           $(846,976)        $(470,976)
                                                             =======      ==========           =========        ==========

                       See notes to financial statements.

                           SEAGULL ENTERTAINMENT, INC.

                             STATEMENTS OF CASH FLOWS

                                                                                         July 7, 1994
                                                                                          (Inception)
                                                                   Year Ended              Through
                                                                   December 31,           December 31,
                                                                      1995                  1994
                                                                   ------------          -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                             $(566,160)            $(280,816)
     Adjustment to reconcile net loss to net
       cash provided by (used in) operating activities:
       Depreciation                                                   14,293                 5,154
       Bad debt loss--affiliated entity                               74,449                19,740
       Changes in:
         Accounts receivable                                        (173,254)               (2,205)
         Prepaid expenses                                                329                (3,211)
         Other assets                                                 (6,612)                 --
         Accounts payable                                             48,703                50,856
         Accrued interest                                             40,000                 4,000
         Deferred income                                              28,000                  --
         Client advances                                             120,511                  --
                                                                   ---------             ---------

              Net Cash Used in Operating Activities                 (419,741)             (206,482)
                                                                   ---------             ---------

CASH FLOWS FROM INVESTING ACTIVITIES
     Loans to affiliate                                              (74,449)              (19,740)
     Acquisition of property and equipment                           (20,908)              (51,543)
     Payment of merger costs                                         (12,364)                 --
                                                                   ---------             ---------

              Net Cash Used in Investing Activities                 (107,721)              (71,283)
                                                                   ---------             ---------


CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from loans payable - shareholders                      121,500                89,000
     Repayments of loans payable - shareholders                     (112,000)              (60,030)
     Proceeds from loans payable                                     300,000               251,544
     Repayments of loan payable principal                            (13,730)               (7,844)
     Issuance of common stock                                        375,000                 1,000
                                                                   ---------             ---------

              Net Cash Provided by Financing Activities              670,770               273,670
                                                                   ---------             ---------

INCREASE (DECREASE) IN CASH                                          143,308                (4,095)

CASH
     Beginning of year                                                (4,095)                 --
                                                                   ---------             ---------
     End of year                                                   $ 139,213             $  (4,095)
                                                                   =========             =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for:
        Interest                                                   $   3,334             $   2,110
                                                                   =========             =========

                       See notes to financial statements.

                           SEAGULL ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1.    DESCRIPTION OF BUSINESS

              SeaGull Entertainment (the "Company") is primarily engaged in the business of the development, production and domestic and international distribution of entertainment properties and the licensing and merchandising opportunities associated with such entertainment properties. It also provides consulting services in the development of specialty television programming and is involved in the acquisition and representation of entertainment library properties. During the year ended December 31, 1995, all of the Company's revenue was derived from the distribution of two programs. $71,121 included in accounts receivable at December 31, 1995 relates to one of these programs. A substantial portion of the Company's efforts during 1995 involved the production, marketing and promotion of an action/adventure television program scheduled for airing in the fall of 1996. The Company is also involved in the initial stages of several other projects that are not yet generating revenue.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Program Cost Inventory

                      Production costs and direct costs of pre-release and early release marketing and distribution are capitalized as film cost inventory. Film cost inventory is amortized using the "individual-film-forecast-computation method". Under this method, film costs are amortized in the same ratio that the film's current gross revenue bears to the film's anticipated total gross revenue. As of December 31, 1995, the Company had not incurred any such costs that were not reimbursed by others.

              Revenue Recognition

                      Revenue from the licensing or distribution of a film is
              recognized when the license of the film has the legal right to exhibit or broadcast the film and the film is deliverable to the licensee.

              Depreciation

                      Property and equipment are stated at cost and are
              depreciated on straight-line and accelerated methods over the estimated useful lives indicated in Note 4.

              Use of Estimates

                      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect certain reported amounts and disclosures.

                           SEAGULL ENTERTAINMENT, INC.

                                DECEMBER 31, 1995


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


              Net Loss Per Common Share

                      The calculation of net loss per common share presented in
              the statements of operations is based on the weighted average number of the Company's shares outstanding during the periods presented, multiplied by the number of Kaleidoscope Media Group, Inc. ("KMG") shares issued to the Company's shareholders for each share of the Company exchanged on May 3, 1996, and by the number of BNN Corporation ("BNN") shares issued to KMG's shareholders for each share of KMG exchanged on October 22, 1996 (see Note 11).

              Income Taxes

                      The Company, with the consent of its shareholders, has
              elected under Section 1362 of the Internal Revenue Code and certain applicable state statutes, not to be taxed as a corporation, but rather to have the shareholders report their share of the corporation's earnings on their individual tax returns. Certain limited state and local income taxes apply.

3.    LOANS RECEIVABLE--AFFILIATED ENTITY

              The loans receivable--affiliated entity (amounting to $94,189 and $19,740 at December 31, 1995 and 1994, respectively) are due from an entity of which two of the Company's officer/shareholders are also officer/shareholders. The loans receivable include past due notes in the amount of $75,700 at December 31, 1995 and $7,500 at December 31, 1994 bearing interest at 8.75%. The remaining loans bear no interest and are due on demand. Because of the unlikelihood of collection, these amounts have been reserved.


4.    PROPERTY AND EQUIPMENT

              Property and equipment consisted of the following:

                                                                                                          Estimated Useful
                                                                               December 31,                Life in Years
                                                                       --------------------------         ----------------
                                                                            1995          1994
                                                                            ----          ----
                      Automobile                                      $     51,543     $    51,543                5
                      Furniture and fixtures                                 3,453            -                   7
                      Office equipment                                      17,455            -                   5
                                                                       -----------      ----------

                                                                            72,451          51,543

                      Less:  accumulated depreciation                      (19,447)         (5,154)
                                                                       -----------      ----------

                                                                      $     53,004     $    46,389
                                                                       ===========      ==========


                           SEAGULL ENTERTAINMENT, INC.

                                DECEMBER 31, 1995


5.    OTHER ASSETS

              Included in other assets is $12,364 of capitalized costs directly related to the planned Kaleidoscope transaction (see Note 11). The capitalized costs will be capitalized as part of the cost of acquiring Kaleidoscope.

6.    LOANS PAYABLE

                                                                                                   December 31,
                                                                                            ------------------------
                                                                                            1995                1994
                                                                                            ----                ----
              Loan originally borrowed in five $100,000 increments between
                December 1994 and February 28, 1995, bearing interest at the prime rate (8.5% at December 31, 1995 and 1994) with interest payable monthly upon invoice. The principal balance is due on
                December 1, 1996. There are certain disputes involving this note.
                Disputed but unpaid interest has been recorded as a liability in these financial statements. A party to the dispute has asserted that because interest has not been paid, the principal is
                callable by the holder. This note is guaranteed by two
                individuals to each of whom, 5.5 shares of the Corporation's common stock was issued. No
                value was attributed to the stock issued.                              $   500,000            $   200,000

              Payable to a bank in monthly installments of $1,422, including interest at 8.89% per annum, through November 1997. The loan is secured by the Company's automobile and is guaranteed by
                the Company's Chairman (who is a shareholder).                              29,970                 43,700
                                                                                       -----------            -----------

                                                                                           529,970                243,700

                      Less: current portion                                               (515,001)               (13,730)
                                                                                       -----------            -----------

                                                                                       $    14,969            $   229,970
                                                                                       ===========            ===========

              The non-current portion at December 31, 1995 is due in 1997.

7.    LOANS PAYABLE TO STOCKHOLDERS

              The loans payable to stockholders bear no interest and have no definite due date.

                           SEAGULL ENTERTAINMENT, INC.

                                DECEMBER 31, 1995


8.    COMMITMENTS

              The Company is the lessee of office space, located in Los Angeles, California, under a lease expiring in June 2000. The base rent is $4,907 per month. The lease provides for future escalation based on certain cost increases. The Company has an option to review the lease for five years at the then fair market value.

              The Company is also the lessee of certain office equipment and furniture. As of December 31, 1995, the total commitments for future rentals were as follows:

                       1996                      $ 61,128
                       1997                        60,380
                       1998                        58,884
                       1999                        58,884
                       2000                        29,442
                                                  -------

                                                 $268,718

              Rent expense was $39,402 for the year ended December 31, 1995. No rent expense was incurred for the period July 7 (inception) through December 31, 1994.

9.    ISSUANCE OF COMMON STOCK

              During the year ended December 31, 1995, 11.25 shares of common stock were issued for $375,000. During the period July 7 (inception) through December 31, 1994, 100 shares of common stock were issued for $1,000 and 11 shares of stock were issued as a guarantee fee (see Note 6) to which no value was ascribed.

10.   FAIR VALUE OF FINANCIAL INSTRUMENTS

              Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments ("SFAS 107") is effective in the Company's case for 1995. SFAS 107 requires entities to disclose the fair values of financial instruments except when it is not practicable to do so. Under SFAS 107, it is not practicable to make this disclosure when the costs of formulating the estimated values exceed the benefit when considering how meaningful the information would be to financial statement users.

              The Company's financial instruments at December 31, 1995 to which SFAS 107 would be applied include the following:

                                                             Carrying Amount
                                                             ---------------
                      Asset:
                      Cash                                     $ 139,213
                      Loan receivable - affiliate                   -

                      Liabilities:
                      Loan payable - stockholder                  38,470
                      Notes payable                              529,970

                           SEAGULL ENTERTAINMENT, INC.

                                DECEMBER 31, 1995


10.   FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)


              Because of the difficulties presented in the valuation of the amount due from the affiliate and the loan payable stockholder because of their related party nature, estimating the fair value of these financial instruments is not considered practicable. The fair values of the cash and notes payable do not differ materially from their carrying amounts.


11.   SUBSEQUENT EVENTS

              On May 3, 1996, certain shareholders of the Company and the shareholders of the Kaleidoscope Group ("Kaleidoscope"), which consists of two corporations (Kaleidoscope Entertainment, Inc. and People and Properties, Inc.) that were affiliated with one another, exchanged their shares for the shares of a new company, Kaleidoscope Media Group, Inc. ("KMG"). The shareholders of Kaleidoscope received 40.2% of the stock of KMG and the certain shareholders of the Company received 59.8% of the stock of KMG in exchange for their 91% of the Company's outstanding shares. The transaction will be accounted for as a purchase of Kaleidoscope by the Company. The acquisition was recorded at Kaleidoscope's estimated fair value of $2,900,000.

              Kaleidoscope is primarily engaged in sports and event marketing and consulting, including event management, sponsor and event representation, event related sales promotions, event related media and publicity, advertising and sponsorship sales and specialty publishing. Most of Kaleidoscope's projects are sports related.

              As of December 31, 1995, the Company owed Kaleidoscope $31,219. This amount is included in accounts payable.

              During 1996, the Company executed settlement agreements with the guarantors (who were also shareholders) of the $500,000 note payable (see
      Note 6) who claimed that they had repaid the original creditor. The Company will repay the note. Principal and interest will be paid to the guarantors in installments extending into 1997. The guarantors have placed their 11 shares of the Company's common stock into escrow accounts securing the Company's obligation. The shares will be surrendered to the Company at no extra cost upon the Company's fulfillment of its obligations.

              On October 22, 1996, KMG effected a reverse acquisition of BNN Corporation ("BNN"), an inactive publicly traded company. BNN acquired KMG by exchanging 9,500,000 common shares of BNN for all of the 1,609,740 outstanding common shares of KMG. For accounting purposes, KMG will be treated as the continuing entity, and the transaction will be treated as a recapitalization of KMG. The transaction provided the Company with approximately $1,300,000 in cash, some of which had been advanced to KMG at earlier dates.

                           SEAGULL ENTERTAINMENT, INC.

                                DECEMBER 31, 1995


11.   SUBSEQUENT EVENTS (Continued)


              Prior to the BNN transaction certain KMG officers and directors owned shares of BNN. The relative shareholdings in BNN prior and subsequent to the October 22, 1996 transaction were as follows:

                                                    Prior            Subsequent
                                                    -----            ----------
      KMG shareholders                                -- %              40.3%
      Certain KMG officers and directors             10.7%               6.4%
      Others                                         89.3%              53.3%

              As part of the acquisition of KMG, BNN agreed to a "Market Value Adjustment" under which BNN will grant additional shares to the former KMG shareholders to the extent that the original 9,500,000 shares are worth less than $50,000,000 on the sixteenth (16th) business day following the filing of the Company's Form 10K for 1997. The number of additional shares will be the number whose aggregate market value equals the difference between $50,000,000 and the aggregate market value of the original 9,500,000 shares. The adjustment will only apply if certain income targets are met for 1997. There is provision for partial application of the adjustment at reduced income levels.

              The Company is currently negotiating a private placement for the issuance of convertible preferred shares of BNN for $2,000,000.

12.   GOING CONCERN

              At December 31, 1995, the Company had a working capital deficiency of $527,987, a stockholders' deficiency of $470,976 and had incurred net losses of $566,159 and $280,816 for the year ended December 31, 1995, and the period July 7, 1994 (inception) through December 31, 1994, respectively. As described in Note 1, a substantial portion of the Company's efforts have been related to projects that are not yet producing revenue. The Company has raised approximately $1,500,000 through the reverse acquisition by BNN during 1996 and is negotiating to obtain $2,000,000 in equity financing through a private placement (see Note 11). Management expects the BNN transaction and the private placement under negotiation will enable the Company to continue as a going concern. No assurances can be given that the Company will be successful in realizing the additional private placement.

                              THE KALEIDOSCOPE GROUP

                        COMBINED FINANCIAL STATEMENTS WITH
                           INDEPENDENT AUDITORS' REPORT

                            DECEMBER 31, 1995 AND 1994

                                 C O N T E N T S


                                                                Page
                                                                ----

INDEPENDENT AUDITORS' REPORT                                      1

COMBINED FINANCIAL STATEMENTS

     BALANCE SHEETS                                               2

     STATEMENTS OF OPERATIONS                                     3

     STATEMENTS OF STOCKHOLDERS' EQUITY                           4

     STATEMENTS OF CASH FLOWS                                     5

     NOTES TO FINANCIAL STATEMENTS                              6-14

                           INDEPENDENT AUDITORS' REPORT

Boards of Directors
Kaleidoscope Holdings, Inc., People and Properties, Inc.
  and Kaleidoscope Entertainment, Inc.

We have audited the accompanying combined balance sheets of the Kaleidoscope Group as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Kaleidoscope Group as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company had a working capital deficiency of $754,467, a stockholders' deficiency of $1,005,606, and had incurred net losses of $211,264 and $820,657 for the years ended December 31, 1995 and 1994, respectively. Management's plans in regard to these matters are also described in Note 20. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

                                               /s/ Paneth, Haber & Zimmerman LLP
                                               ---------------------------------

New York, NY
April 25, 1996, except for Notes 19 and 20, as to which the date is June 21, 1996

                              THE KALEIDOSCOPE GROUP
                             COMBINED BALANCE SHEETS
                                      ASSETS

                                                                                       December 31,
                                                                            ----------------------------------
                                                                                  1995               1994
                                                                             -------------       -------------
CURRENT ASSETS
     Cash                                                                   $   393,893             $   125,440
     Accounts receivable, less allowance for doubtful accounts
       of $13,000 in 1995 and $-0- in 1994                                      804,641                 400,448
     Stock subscription receivable, paid April 25, 1996                         710,000                    --
     Due from Lifestyle Marketing Group, Inc., less allowance
       for doubtful account of $223,578 in 1995 and $-0- in 1994                   --                   246,312
     Expenditures billable to clients                                           505,459                 565,266
     Loans receivable--officers and shareholders                                 57,533                  66,940
     Prepaid income taxes                                                         9,706                   1,800
     Other current assets                                                        51,821                  63,093
                                                                            -----------             -----------

              Total Current Assets                                            2,533,053               1,469,299

PROPERTY AND EQUIPMENT, at cost, less accumulated
     depreciation and amortization                                              103,203                 132,624

OTHER ASSETS                                                                      9,552                   9,311
                                                                            -----------             -----------

                                                                            $ 2,645,808             $ 1,611,234
                                                                            ===========             ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Notes payable--bank                                                    $   710,000             $   510,000
     Note payable--other                                                        200,000                    --
     Accounts payable and accrued liabilities                                 1,148,872               1,053,862
     Due to Ventura, Ltd.                                                          --                   590,624
     Capitalized lease obligation--current portion                               31,475                  29,358
     Deferred rent--current portion                                              19,058                   2,400
     Deferred income and client advances                                      1,178,115                 673,937
                                                                            -----------             -----------

              Total Current Liabilities                                       3,287,520               2,860,181
CAPITALIZED LEASE OBLIGATION, less current portion                               33,760                  65,221
NOTE PAYABLE--SHAREHOLDER                                                          --                 1,371,416
NOTE PAYABLE--VENTURA, LTD                                                      150,000                    --
DEFERRED RENT                                                                   180,134                 190,174
                                                                            -----------             -----------
              Total Liabilities                                               3,651,414               4,486,992
                                                                            -----------             -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT
     Common stock                                                               155,125                 155,125
     Additional paid-in-capital                                               2,892,635                 811,219
     Accumulated deficit                                                     (4,053,366)             (3,842,102)
                                                                            -----------             -----------

              Total Stockholders' Deficit                                    (1,005,606)             (2,875,758)
                                                                            -----------             -----------

                                                                            $ 2,645,808             $ 1,611,234
                                                                            ===========             ===========

                       See notes to financial statements.

                              THE KALEIDOSCOPE GROUP

                        COMBINED STATEMENTS OF OPERATIONS



                                                        Year Ended
                                                        December 31,
                                           ------------------------------------
                                                1995                  1994
                                           -----------             ------------

REVENUE                                    $ 6,455,992             $ 5,664,880
                                           -----------             -----------

EXPENSES
     Direct project costs                    3,330,385               3,381,010
     Salaries and benefits                   1,596,893               1,387,168
     General and administrative              1,576,029               1,262,659
     Disengagement/merger                       78,964                 404,250
     Interest                                   84,985                  50,450
                                           -----------             -----------

              Total Expenses                 6,667,256               6,485,537
                                           -----------             -----------

NET LOSS                                   $  (211,264)            $  (820,657)
                                           ===========             ===========



                       See notes to financial statements.

                              THE KALEIDOSCOPE GROUP

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                    Common              Additional            Accumulated
                                                     Stock           Paid-in-Capital            Deficit                 Total
                                                ----------           ---------------          -----------           ------------

Balance--January 1, 1994                        $   155,125            $   811,219            $(3,021,445)            $(2,055,101)

Net loss                                               --                     --                 (820,657)               (820,657)
                                                -----------            -----------            -----------             -----------

Balance--December 31, 1994                          155,125                811,219             (3,842,102)             (2,875,758)

Issuance of People & Properties, Inc. stock            --                2,081,416                   --                 2,081,416

Net loss                                               --                     --                 (211,264)               (211,264)
                                                -----------            -----------            -----------             -----------

Balance--December 31, 1995                      $   155,125            $ 2,892,635            $(4,053,366)            $(1,005,606)
                                                ===========            ===========            ===========             ===========

                       See notes to financial statements.

                              THE KALEIDOSCOPE GROUP

                        COMBINED STATEMENTS OF CASH FLOWS



                                                                                         Year Ended
                                                                                        December 31,
                                                                             -------------------------------
                                                                                1995                 1994
                                                                             ---------             ---------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss)                                                              $(211,264)            $(820,657)
     Adjustment to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
       Depreciation and amortization                                            45,614                54,588
       Disengagement/merger expense                                             78,964               404,250
       Provision for bad debt - Lifestyle Marketing Group, Inc.                223,578                  --
       Changes in:
         Accounts receivable                                                  (404,193)              487,235
         Due from Lifestyle Marketing Group, Inc.                               22,734               (82,803)
         Expenditures billable to clients                                       59,806              (235,164)
         Prepaid income taxes                                                   (7,906)                4,131
         Other current assets                                                   11,273               108,351
         Other assets                                                             (241)                  856
         Accounts payable and accrued liabilities                              105,689               156,525
         Deferred rent                                                           6,618                63,049
         Deferred income and client advances                                   504,178              (556,597)
                                                                             ---------             ---------

              Net Cash Provided by (Used in) Operating Activities              434,850              (416,236)
                                                                             ---------             ---------


CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment                                     (16,192)              (22,188)
     Loans receivable - officers and shareholders - net change                   9,407              (112,984)
                                                                             ---------             ---------

              Net Cash Used in Investing Activities                             (6,785)             (135,172)
                                                                             ---------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from notes payable - bank                                        200,000               110,000
     Proceeds from note payable - other                                        200,000                  --
     Principal payments on capitalized lease obligation                        (29,344)              (27,383)
     Due to Ventura, Ltd. - net change                                        (519,588)              590,624
     Disengagement/merger costs                                                (10,680)               (2,097)
                                                                             ---------             ---------

              Net Cash Provided by (Used in) Financing Activities             (159,612)              671,144
                                                                             ---------             ---------

INCREASE IN CASH                                                               268,453               119,736

CASH
     Beginning of year                                                         125,440                 5,704
                                                                             ---------             ---------
     End of year                                                             $ 393,893             $ 125,440
                                                                             =========             =========


                       See notes to financial statements.

                              THE KALEIDOSCOPE GROUP

                      NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995



1.  DESCRIPTION OF ORGANIZATION AND BUSINESS

            The financial statements consist of the combined accounts of Kaleidoscope Holdings, Inc. ("Holdings") and the affiliated companies People and Properties, Inc. ("P&P") and Kaleidoscope Entertainment, Inc. ("Entertainment") and Entertainment's wholly owned subsidiary Kaleidoscope Television, Inc. ("TV"), collectively referred to as The Kaleidoscope Group (the "Company").

            For significant periods, between January 1, 1994 and December 31, 1995, certain shareholders of each affiliate were also shareholders of the other affiliates. From August 1, 1994 through June 6, 1995, each affiliate was a wholly owned subsidiary of Ventura Entertainment, Ltd., a publicly traded company ("Ventura"), through Kaleidoscope Acquisition Corp. ("Acquisition") (see Note 3).

            The Company is primarily engaged in sports and event marketing and consulting including event management, sponsor and event representation, event related sales promotions, event related media and publicity, advertising and sponsorship sales and specialty publishing. Most of the Company's projects in these areas are sports related. In the normal course of business the Company extends trade credit to its customers, most of whom are either major U.S. corporations or sports associations.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Principles of Combination

                      All material intercompany accounts and transactions have
              been eliminated in combination.

              Revenue Recognition

                      Revenue is recognized from Company owned events when the
              production of the event is complete. Revenue from consulting and from the management of events owned by others is recognized over the period during which the services are rendered. Revenue from sponsorship sales and representation for a specific event is recognized when the event occurs. Revenue from sponsorship sales and representation for organizations or an ongoing series of events is recognized as the organization or owner of the events is entitled to bill the sponsor. Television production revenue is recognized upon completion of the production.

              Expenditures Billable to Clients

                      Expenditures billable to clients represent direct costs
              incurred by the Company, in connection with its various contracts, that are either specifically billable to the clients under the contracts, or relate to contracts for which the fees have not yet been billed or earned. Payroll and related costs, including those relating to specific client work, are expensed as incurred.

              Deferred Revenue

                      Deferred revenue represents amounts received from or
              billed to clients in accordance with certain contracts prior to the Company's completion of the earning process in accordance with its revenue recognition policy. Upon completion of the earning process, the amounts are included in revenue.

                              THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Property and Equipment

                      Property and equipment are stated at cost and, except for
              leasehold improvements, are depreciated according to accelerated methods over the estimated useful lives indicated in Note 6. Leasehold improvements are amortized over the term of the lease.

              Use of Estimates

                      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

              Merger and Disengagement

                      Costs incurred in connection with the 1994 merger with
              Ventura (Note 3) were expensed in that year. Costs incurred in connection with the 1995 disengagement were expensed in that year. The corporations included in the Company continued their operations and separate corporate identities, throughout the pre-merger, merger and post-merger period and had only limited operational interaction with Ventura. No adjustments were made to the Company's accounts to reflect Ventura's accounting for the acquisition as a purchase business transaction and accordingly these financial statements do not reflect "push-down" accounting.


3.  VENTURA MERGER AND DISENGAGEMENT

            During 1994, certain shareholders of the Company formed Kaleidoscope Acquisition Corp., a Delaware corporation, ("Acquisition") for the purpose of acquiring Holdings, Entertainment, P&P and Lifestyle Marketing Group, Inc. ("LMG"), another company in a similar line of business, a significant portion of whose shares were owned by shareholders of the Company. The acquisition of the Company and LMG was completed in a series of transactions between May, 1994 and August 1, 1994. On that date, the shares of Acquisition were acquired by Ventura in exchange for Ventura stock.

            During 1994, certain of the Company's expenses were paid by Ventura, resulting in a liability to Ventura of $590,624. Much of this amount was repaid in 1995.

            Pursuant to the acquisition agreement, Ventura agreed that by February 1, 1995, it would secure releases on behalf of one of the shareholders from his guarantee of certain of the Company's and LMG's obligations. Ventura was unable to secure the releases and on June 7, 1995, one of the Company's former shareholders acquired the shares of Acquisition. The shares of Holdings, Entertainment and P&P were subsequently transferred to certain of the former shareholders. The shares of LMG have been transferred to another of the former shareholders.


4.  MAJOR CUSTOMERS

            During the years ended December 31, 1995 and 1994, respectively, approximately 44% and 32% of the Company's revenue was derived from services provided to one U.S. automobile company. Accounts receivable from this client amounted to $489,000 at December 31, 1995. Revenue derived

                              THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995

4.  MAJOR CUSTOMERS (Continued)

    from one U.S. sports association amounted to approximately 13% and 15% of the Company's revenue in the years ended December 31, 1995 and 1994, respectively.

5.  LOANS RECEIVABLE--OFFICERS AND SHAREHOLDERS

            The loans receivable--officers and shareholders bear no interest and are due on demand.


6.  PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following:

                                                                                                          Estimated Useful
                                                                                  December 31,              Life in Years
                                                                      ----------------------------        ----------------
                                                                          1995          1994
                                                                      ------------     -----------

                      Furniture                                       $    214,000     $   217,600                7
                      Office equipment and machinery                        90,085          87,116                7
                      Computers                                            131,714         119,549                5
                      Leasehold improvements                                 5,260           5,260          Term of Lease
                                                                       -----------      ----------
                                                                           441,059         429,525
                      Less:  accumulated depreciation and
                               amortization                               (337,856)       (296,901)
                                                                       -----------      ----------

                                                                      $    103,203     $   132,624
                                                                       ===========      ==========

            Property held under a capitalized lease amounted to $124,762 and is included in furniture.


7.  NOTES PAYABLE - BANK

            The notes payable to a bank were due in January 1995, extended at approximately 3 month intervals through 1995 and extended again in January 1996. These notes were due under a $710,000 line of credit that was fully extended as of December 31, 1995. Interest was paid monthly at 1.5% above the prime rate. (The prime rate was 8.5% at December 31, 1995, and 1994). The shareholder to whom the Company also had a direct obligation, guaranteed the notes and provided collateral. The shareholder agreed, effective December 31, 1995, to assume the notes payable in exchange for additional
    P & P stock (see Note 12). The shareholder fulfilled this obligation by repaying the loans on April 25, 1996.


8.  NOTE PAYABLE - OTHER

            The note payable - other is owed to an entity controlled by one of the shareholders of SeaGull Entertainment, Inc. (see Note 19). The principal balance is due August 31, 1996. Interest is paid quarterly at 3% above a bank's prime rate. The effective rate on this note was 11.5% at December 31, 1995.

                              THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995


9.  CAPITALIZED LEASE OBLIGATION

            The Company is obligated under a capitalized lease requiring payments of $2,919 per month, including interest at 7.2%, through January 1998. This lease obligation is guaranteed by LMG. Future minimum lease payments are as follows:

               Year Ended
              December 31,
              ------------

                  1996                                              35,028
                  1997                                              35,028
                                                               -----------
                                                                    70,056

              Less amount representing interest                     (4,821)
                                                               -----------
              Present value of minimum lease payments               65,235
              Less current portion                                  31,475
                                                               -----------
              Non-current portion                             $     33,760
                                                               ===========


10. NOTE PAYABLE--VENTURA

            The note payable--Ventura, Ltd. (see Note 3) represents the Company's two-thirds share of a $225,000 note payable to Ventura as a result of the Disengagement agreement. The other third of the note has been assumed by LMG. The Company and LMG are jointly and severally liable for the full amount. The note bears interest at 8% per annum. The note is due in equal monthly installments over the period from September 1997 through September 2000. The debtors (the Company and LMG) have the option of repaying the note for $125,000 (the Company's share would be $83,333) if done by August 1997.


11. INCOME TAXES

            Through July 31, 1994, Holdings and Entertainment had elected under
    Section 1362 of the Internal Revenue Code ("IRC") and certain applicable state laws not to be taxed as corporations, but rather to have the shareholders report their share of the corporations' earnings on their individual tax returns. Holdings and Entertainment were still, however, subject to income tax in certain jurisdictions.

            On August 1, 1994, upon the acquisition by Ventura (see Note 3) the elections were automatically terminated. From that date through May 31, 1995, the Company was taxed for federal purposes on a consolidated basis with Ventura. During this period the Company incurred tax losses for which Ventura did not reimburse the Company. The Company was subject to certain separate state and local income taxes. Upon disengagement from Ventura, the individual corporations comprising the Company became individually subject to corporate income taxes.

                              THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995



11. INCOME TAXES (Continued)

            At the time of the disengagement, certain of the corporations had net operating loss carryforwards ("NOL") available to offset future taxable income . The use of these NOLs is, however, severely limited by the operation of Section 382 of the IRC. The Company is entitled to utilize an estimated $58,000 of carryforward per year through 2010. In addition, an estimated $230,000 of NOL was generated during the seven months ended December 31, 1995. These NOLs will be available to offset future income, on an unlimited basis, through the year 2010.

            Deferred tax assets arise principally from the NOLs. The deferred rent and the allowance for doubtful accounts recorded for financial statement purposes but not deductible for income taxes also give rise to deferred tax assets. Due to the uncertainty of the ability of the Company to realize the deferred tax assets, these assets have been eliminated by the provision of a valuation allowance. Deferred tax assets and liabilities consisted of the following:

                                                        December 31,
                                              ----------------------------
                                                   1995          1994
                                               ------------     -----------

             Deferred tax assets              $     637,000    $    618,000
             Valuation allowance                   (637,000)       (618,000)
                                               ------------     -----------

                                              $        -       $       -
                                               ============     ============

            Income tax expense results from the non-deductibility of certain expenses for alternative tax purposes in some state and local jurisdictions. For the years ended December 31, 1995 and 1994 income tax expense was not material and was included in general and administrative expense. All income tax expense represents current expense. There is no deferred income tax expense or benefit.


12. NOTE PAYABLE--SHAREHOLDER AND RELATED COMMON STOCK TRANSACTION

            The note payable--shareholder had no particular due date and was non-interest bearing.

            In an agreement signed April 1996, the shareholder agreed effective December 31, 1995 to forgive the $1,371,416 note and assume the $710,000 notes payable to the bank (Note 7) that the shareholder had guaranteed and for which he had provided collateral. In exchange, the shareholder received additional shares of P & P common stock. This transaction has been recorded as of December 31, 1995 as an issuance of common stock for the $2,081,416 principal amount. The promise to assume the bank loan payable has been recorded as a stock subscription receivable. This subscription was deemed paid by the shareholder's repayment of the bank loan on April 25, 1996.


13. COMMITMENTS

            The Company leases the space for its principal office in New York, NY under an agreement expiring in June 2002. The Company is also obligated under operating lease agreements for certain office equipment. The minimum rental commitments are as follows:

                              THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995

13.   COMMITMENTS (Continued)
                                                    Office          Equipment
                                                    ------          ---------

              1996                              $     441,160    $     49,995
              1997                                    441,160          25,580
              1998                                    444,836          14,160
              1999                                    463,218           2,360
              2000                                    466,894           -
              Thereafter                              889,673           -
                                                 ------------     -----------
                                                $   3,146,941    $     92,095
                                                 ============     ===========

            A portion of the office rentals are guaranteed by LMG. The lease is secured by a $220,580 letter of credit extended on the Company's behalf by a bank. Collateral and a guarantee supporting the letter of credit have been provided by the shareholder who had guaranteed the notes payable - bank (see
    Note 7).

            Rent expense, net of reimbursements by LMG (Note 18) amounted to $335,567 and $271,437 in 1995 and 1994, respectively. Sublease rentals, from unaffiliated parties, included in the statement of operations as a reduction of general and administrative expense, amounted to $141,000 and $46,320 in 1995 and 1994, respectively.


14. CONTINGENCIES

            The Company is effectively the guarantor of a $75,000 note (plus accrued interest of $2,500) payable by LMG to Ventura (see Note 10).

            The Company is a defendant in a lawsuit by a former employee alleging that he was a victim of illegal age discrimination. Management believes that the claim is without merit and that settlement of the claim will not have a material effect on the Company's financial position. Nevertheless, it is at least reasonably possible that a material liability will result, although the amount cannot be estimated.


15. COMMON STOCK

            Common stock consists of:

                                                            December 31,
                                                     -----------------------
                                                         1995           1994
                                                     --------       --------

Holdings, 200 shares authorized no par value,
  100 shares issued and outstanding                  $  1,000       $  1,000

P&P, 200 shares authorized no par value,
  100 shares outstanding                              152,125        152,125

Entertainment, 200 shares authorized, 100
  shares outstanding                                    2,000          2,000
                                                     --------       --------

                                                     $155,125       $155,125
                                                     ========       ========

            P & P is also authorized to issue 1,000 shares of 9% cumulative preferred stock of which none has been issued.

                              THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

            Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments ("SFAS 107") is effective in the Company's case for 1995. SFAS 107 requires entities to disclose the fair values of financial instruments except when it is not practicable to do so. Under SFAS 107, it is not practicable to make this disclosure when the costs of formulating the estimated values exceed the benefit when considering how meaningful the information would be to financial statement users.

            The Company's financial instruments at December 31, 1995, which SFAS 107 would be applicable, include the following:


                                                                   Carrying
                                                                    Amount
                                                                 ------------
         Assets:
           Cash                                                  $     393,893
           Due from LMG                                                  -
           Loans receivable--officers and shareholders
             (Note 5)                                                   57,533


         Liabilities:
           Note payable - other (Note 8)                               200,000
           Guarantee of LMG note payable to Ventura (Note 13)            -
           Note payable--Ventura, Ltd. (Note 10)                       150,000

            Because of the difficulties presented in the valuation of most of these financial instruments by their related party and interrelated nature, and the limited usefulness of such information, estimating the fair value of these financial instruments, other than cash, is not considered practicable. The fair value of cash approximates its carrying value.


17. SUPPLEMENTAL STATEMENT OF CASH FLOWS DISCLOSURE

            Interest and Income Taxes Paid

            Cash payments for the following were:


                                                           December 31,
                                                 ------------------------------
                                                     1995              1994
                                                 -------------    -------------

                      Interest                   $      77,782    $      50,224
                                                  ============     ============
                      Income Taxes               $      12,523    $         883
                                                  ============     ============

            Non-Cash Financing Transactions

            During the year ended December 31, 1994, the Company incurred $81,746 of merger related expenses (Note 3) that remained unpaid at December 31, 1994. $10,680 of these costs were paid in 1995. The Company has recorded the remaining unpaid costs at the full amount billed but is disputing certain of the charges.

            During the year ended December 31, 1994, the Company disposed of $320,407 of advances to

                             THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995


17. SUPPLEMENTAL STATEMENT OF CASH FLOWS DISCLOSURE (Continued)

            officers in connection with the merger (Note 3). This was included in merger expense in that year.

            During the year ended December 31, 1995, the Company incurred disengagement costs of $78,964 by creating a note payable to Ventura of $150,000 that replaced a $71,036 payable that had been created during predisengagement operations.

            As described in Note 12, a shareholder forgave $1,371,416 in loans and agreed to assume a $710,000 debt in exchange for additional shares of stock.


18. RELATED PARTY TRANSACTIONS

            Salaries and benefits and general and administrative expenses are net of reimbursements by LMG, which shares office space with the Company, in the amounts of $627,035 ($850,613 of charges less a provision for bad debts of $223,578) and $900,602 for the years ended December 31, 1995 and 1994, respectively.

            During each of the years ending December 31, 1995 and 1994, $66,667 of the Company's management compensation expense was paid directly by Ventura without reimbursement by the Company. These expenses are excluded from the financial statements.


19. SUBSEQUENT EVENTS

            On April 25, 1996, all of the shareholders of Holdings except one redeemed their shares for nominal consideration. The remaining shareholder, who was also the majority shareholder of Entertainment contributed his shares to Entertainment, leaving Entertainment and P&P as the two surviving independent corporations in the Kaleidoscope Group

            On May 3, 1996, all of the issued and outstanding shares of Entertainment and P&P were exchanged for approximately 40.2% of the outstanding shares of Common Stock of Kaleidoscope Media Group, Inc. ("KMG"), a company formed for the purpose of acquiring all of the outstanding shares of Entertainment, P&P and 91% of the outstanding shares of SeaGull Entertainment, Inc. ("SeaGull"). Pursuant to the same transaction, the holders of 91% of SeaGull's stock received approximately 59.8% of the outstanding shares of KMG in exchange for their SeaGull shares. The transaction was accounted for as a purchase of the Company by SeaGull at a price of $2,900,000.

            SeaGull is primarily engaged in the business of the development, production and domestic and international distribution of entertainment properties and the licensing and merchandising opportunities associated with such entertainment properties. It also provides consulting services in the development of specialty television programming and is involved in the acquisition and representation of entertainment library properties.

            At December 31, 1995, $31,219 due from SeaGull was included in accounts receivable.

            On June 21, 1996 a suit was filed in the State of Michigan against Holdings, Entertainment and

                             THE KALEIDOSCOPE GROUP

                                DECEMBER 31, 1995


19. SUBSEQUENT EVENTS (Continued)

    other unrelated parties in the amount of $21,000,000 alleging that they are successors to the alleged liability for a default judgement entered against LMG in April, 1995 for an alleged tortious interference taking place in 1988. The Company intends to vigorously defend itself in this litigation. Management believes that the claim against LMG lacks merit and that, in any case, Holdings and Entertainment have no responsibility for the debts of LMG. Furthermore, management believes that if any judgement were to be entered against Holdings or Entertainment it would be able to obtain indemnification from the former owner of LMG's business, a major advertising agency. For these reasons, management believes that the litigation will not have a material effect on the Company's financial position. Nevertheless, it is at least reasonably possible that a material liability will result, although the amount cannot be estimated.


20. GOING CONCERN

            At December 31, 1995, the Company had a working capital deficiency of $754,467, a stockholders' deficiency of $1,005,606, and had incurred net losses of $211,264 and $820,657 for the years ended December 31, 1995 and 1994, respectively.

            Management expects that the combination with SeaGull (Note 19) through KMG, along with future equity financing sought by the Company will provide sufficient cash flow to allow the Company to continue as a going concern. No assurances can be given that the Company will be successful in realizing the equity financing.

                          Kaleidoscope Media Goup, Inc.
                               Financial Statement
                                  Balance Sheet
                               September 30, 1996


ASSETS                                                        1996                              1995
------                                                        ----                              ----
CURRENT ASSETS
Cash & cash equivalents                                           27,368                          159,299
Accounts receivable                                            2,039,248                          655,807
Expenditures billable to clients                                 423,543                          418,788
Loans Receivable                                                 126,244                          113,408
Prepaid income taxes                                               9,455                            9,455
Other Current Assets                                              66,484                           73,873
          Total Current Assets                                                 2,692,342                        1,430,630

Equipment, net of accumulated amortization                                       153,985                          149,398
Investments @ Equity                                                             295,600                                -

OTHER ASSETS
Capitalized program costs                                      1,085,473                                -
Deposits                                                               -                           26,207
Other Assets                                                      18,880                           23,976
Goodwill                                                       4,084,053                        4,138,271
       Amortization of Goodwill                                (153,152)                                -
       Total Other Assets                                                      5,035,254                        4,188,454
                                                                         ----------------                 ----------------
       TOTAL ASSETS                                                            8,177,181                        5,768,482
                                                                         ================                 ================

Liabilities and Shareholder Equity                            1996                              1995
----------------------------------                            ----                              ----
CURRENT LIABILITIES
Payable to KSE                                                 1,042,600                                -
Note Payable - HSP                                               200,000                          200,000
Accounts payable and accrued liabilities                       1,577,042                        1,376,299
Note payable - current portion various                            31,092                          657,567
Note payable - current portion - WRG                             345,000                          500,000
Deferred rent - current portion                                   49,484                           52,690
Advances from clients                                            984,714                          834,672
       Total Current Liabilities                                               4,229,932                        3,621,228

LONG TERM LIABILITIES
Loan/Notes Payable                                             1,272,828                        1,371,416
Note payable - Ventura                                           150,000                          225,000
Note payable - net of current                                     67,931                           41,835
Notes payable - net of current                                    26,656                           20,889
Deferred rent - net of current                                   319,866                          223,861
       Total Long Term Liabilities                                             1,837,281                        1,883,001

       Total Liabilities                                                       6,067,213                        5,504,229

SHAREHOLDER'S EQUITY
Common Stock                                                       2,012                               12
Additional Paid in Capital                                     3,275,988                        1,187,207
Accumuated (deficit)                                         (1,168,032)                        (922,966)
       Total Shareholder's Equity                                              2,109,968                          264,253
                                                                         ----------------                 ----------------
       TOTAL LIABILITIES AND SHAREHOLDER EQUITY                                8,177,181                        5,768,482
                                                                         ================                 ================


                          Kaleidoscope Media Goup, Inc.
                               Financial Statement
                             Statement of Operations
                      Nine Months Ending September 30, 1996

                                                    1996             1995
                                                  ----------      -----------

     Gross Revenue                                $ 8,202,757     $ 5,626,809
          Discounts & Fees                          1,236,344             -
                                                   ----------     -----------
     Net Revenue                                    6,966,413       5,626,809

     Expenses
        Direct Costs                                3,752,848       2,922,847
        Salaries and other employee benefits        1,890,185       1,650,270
        General and administrative                  1,654,702       1,788,243
        Interest expenses+Goodwill                    231,135         125,981
                                                    ---------       ---------
            Total Expenses                          7,528,870       6,487,341

        Income on Equity Investment                   295,600
                                                                            -

     Pre Tax Income/(Loss)                           (266,857)       (860,532)

      Non Operating Expense - Disengagement                           534,309
      State & Local Tax Provision                      19,842           4,617

     Total Net Income/(Loss)                         (286,699)     (1,399,458)
                                                    ---------     -----------

                        NOTES TO KMG FINANCIAL STATEMENTS


Note 1. Financial Overview - KMG

         The accompanying balance sheet and the income statements of Kaleidoscope Media Group Inc. (other than such statements for the last fiscal year) have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations and cash flows at the date and for the period herein have been made.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

         On May 3, 1996, certain shareholders of SeaGull Entertainment Inc.("SeaGull") and the shareholders of Kaleidoscope Group ("Kaleidoscope"), which consists of two corporations (Kaleidoscope Entertainment Inc. and People and Properties Inc.) that were affiliated with one another, exchanged their shares for the shares of a new company, Kaleidoscope Media Group, Inc. ("KMG"). The shareholders of Kaleidoscope received 40.2% of the stock of KMG and the certain shareholders of SeaGull received 59.8% of the stock of KMG in exchange for their 91% of SeaGull's outstanding shares (at a rate of approximately 8,660 KMG shares for each share of SeaGull. The transaction has been accounted for as a purchase of Kaleidoscope by SeaGull. The acquisition was recorded at Kaleidoscope's estimate fair value of $2,900,000.

         Kaleidoscope is primarily engaged in sports and event marketing and consulting, including event management, sponsor and event representation, event related sales promotions, event related media and publicity, advertising and sponsorship sales and specialty publishing. Most of Kaleidoscope's projects are sports related.

         SeaGull is primarily engaged in the business of the development, production and domestic and international distribution of entertainment properties and the licensing and merchandising opportunities associated with such entertainment properties. SeaGull has entered into several joint ventures with other entertainment companies to create and market various properties. A substantial portion of SeaGull's efforts during 1995 and 1996 involved the production, marketing and promotion of an action/adventure television program that was launched in the fall 1996 television broadcast season in the United States. International broadcasts, for which international license contracts have been obtained, is expected to commence in early 1997. SeaGull is also working with other partners to develop a second action/adventure series and a daily home shopping program for broadcast in the fall 1997 television season.

Note 2. Significant Accounting Principles

Program Cost Inventory

         Production costs and direct costs of pre-release and early release marketing and distribution are capitalized as film cost inventory. Film cost inventory is amortized using the "individual-film-forecast-computation method." Under this method, film costs are amortized in the same ratio that the film's current gross revenue bears to the film's anticipated total gross revenue. As of September 30, 1996 costs in the amount of $1,085,473 have been capitalized.

Revenue Recognition

         Entertainment: Revenue from the licensing or distribution of a film is recognized when the licensee of the film has the legal right to exhibit or broadcast the film and the film is deliverable to the licensee. Through September 30, 1996, six of twenty two episodes of the action/adventure series have been delivered for domestic broadcast, while none of the episodes for international broadcast were delivered.

         Sports/Event Management: Revenue from consulting and management of events owned by others is recognized over the period during which the services are rendered. Revenue from Company owned events is recognized when the production of the event is complete. Revenue from sponsorship sales and representation for a specific event is recognized when the event occurs.

Expenditures Billable to Clients

         Expenditures billable to clients represent direct costs incurred by the Company, in connection with various contracts, that are either specifically billable to the clients under the contracts or relate to contracts for which the fees have not yet been billed or earned. Payroll and related costs, including those relating to specific client work, are expensed as incurred.

Deferred Revenue

         Deferred revenue represents amounts received from or billed to clients in accordance with certain contracts prior to the Company's completion of the earning process in accordance with its revenue recognition policy. Upon completion of the earning process, the amounts are included in revenue.

Property and Equipment

         Property and equipment are stated at cost and, except for leasehold improvements, are depreciated according to accelerated methods over the estimated useful lives. Leasehold improvements are amortized over the term of the lease.

Equity Investment

         Financial results from the joint venture that produces and distributes the action/adventure series are not consolidated into the Company's financial statements, but are instead accounted for through the equity method. For the nine months ended September 30, 1996 the Company has recorded $295,600 in equity income.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

Receivables Billed on Behalf of Clients

         Kaleidoscope has been contracted by Keller Siegel Entertainment LLC. (a joint venture of Keller Entertainment and SeaGull Entertainment) to perform domestic distribution, sales, billing and credit and collection functions associated with the broadcast of the action/adventure series. The financial statements of the Company show billed receivables from various advertising agencies of $1,042,600 and an offsetting liability to Keller Siegel Entertainment of $1,042,600.

Loans and Notes Payable

         Kaleidoscope has received cash payments from BNN Corporation ("BNN") during the current fiscal year that are recorded as a loan payable to BNN in the amount of $1,272,828. Upon completion of the reverse acquisition of BNN by KMG, (see note 3) the loans will be treated as paid-in capital.

         During 1996 the Company executed settlement agreements with guarantors (who were also shareholders) of a $500,000 note payable, who had repaid the original creditor. The Company will repay the note principal (the current balance is $345,000) and associated interest in installments through 1997.


Note 3. Subsequent Event

         On October 22, 1996, KMG effected a reverse acquisition of BNN, an inactive publicly traded company. BNN acquired KMG by exchanging 9,500,000 common shares of BNN for all the outstanding common shares of KMG. For accounting purposes, KMG will be treated as the continuing entity and the transaction will be treated as a recapitalization of KMG.

                                    BNN Corp
                         Pro Forma Financial Statements
                        Consolidated Balance Sheet w/ KMG
                               September 30, 1996


ASSETS                                                        1996                              1995
------                                                        ----                              ----
CURRENT ASSETS
Cash & cash equivalents                                       $   27,368                      $   159,299
Accounts receivable                                            2,039,248                          655,807
Expenditures billable to clients                                 423,543                          418,788
Loans Receivable                                                 126,244                          113,408
Prepaid income taxes                                               9,455                            9,455
Other Current Assets                                              66,484                           73,873
          Total Current Assets                                                 2,692,342                        1,430,630

Equipment, net of accumulated amortization                                       153,985                          149,398
Investments @ Equity                                                             295,600                                -

OTHER ASSETS
Capitalized program costs                                      1,085,473                                -
Deposits                                                           3,900                           30,107
Other Assets                                                      43,880                           48,976
Goodwill                                                       4,084,053                        4,138,271
       Amortization of Goodwill                                 (153,152)                               -
       Total Other Assets                                                      5,064,154                        4,217,354
                                                                         ----------------                 ----------------
       TOTAL ASSETS                                                          $ 8,206,081                      $ 5,797,382
                                                                         ================                 ================

Liabilities and Shareholder Equity                            1996                              1995
----------------------------------                            ----                              ----
CURRENT LIABILITIES
Payable to KSE                                                 1,042,600                                -
Note Payable - HSP                                               200,000                          200,000
Accounts payable and accrued liabilities                       1,583,042                        1,376,299
Note payable - current portion various                            31,092                          657,567
Note payable - current portion - WRG                             345,000                          500,000
Deferred rent - current portion                                   49,484                           52,690
Advances from clients                                            984,714                          834,672
       Total Current Liabilities                                               4,235,932                        3,621,228

LONG TERM LIABILITIES
Loan/Notes Payable                                                     -                        1,371,416
Note payable - Ventura                                           150,000                          225,000
Note payable - net of current                                     67,931                           41,835
Note payable - net of current                                     26,656                           20,889
Deferred rent - net of current                                   319,866                          223,861
       Total Long Term Liabilities                                               564,453                        1,883,001

       Total Liabilities                                                       4,800,385                        5,504,229

SHAREHOLDER'S EQUITY
Common Stock                                                     148,743                           82,643
Additional Paid in Capital                                     4,978,522                        1,761,141
Accumuated (deficit)                                          (1,721,569)                      (1,550,631)
       Total Shareholder's Equity                                              3,405,696                          293,153
                                                                         ----------------                 ----------------

                                    BNN Corp.
                         Pro Forma Financial Statements
                   Consolidated Statement of Operations w/KMG
                      Nine Months Ending September 30, 1996

                                                                         1996                 1995
                                                                         ----                 ----

                     Gross Revenue                                       $ 8,202,757          $         -
                          Discounts & Fees                                 1,236,344                    -
                                                                          ----------                    -
                     Net Revenue                                           6,966,413            5,626,809

                     Expenses
                        Direct Costs                                       3,752,848            2,922,847
                        Salaries and other employee benefits               1,890,185            1,650,270
                        General and administrative                         1,825,640            1,915,543
                        Interest expenses+Goodwill                           231,135              205,981
                                                                            --------             -------
                            Total Expenses                                 7,699,808            6,694,641

                        Income on Equity Investment                          295,600                    -

                     Pre Tax Income/(Loss)                                  (437,795)          (1,067,832)

                      Non Operating Expense - Disengagement                                       534,309
                      State & Local Tax Provision                             19,842                4,617

                     Total Net Income/(Loss)                                (457,637)          (1,606,758)
                                                                           ---------          -----------


                                    BNN Corp
                         Pro Forma Financial Statements
                   Consolidated Statement of Operations w/KMG
                      Fiscal Year ending December 31, 1995



                     Revenue                                                      $6,681,484

                     Expenses
                        Direct Costs                                               3,548,261
                        Salaries and other employee benefits                       1,801,662
                        General and administrative                                 1,976,680
                        Interest expenses+Goodwill                                   281,732
                                                                                   ---------
                            Total Expenses                                         7,608,335

                     Net Income                                                    $(926,851)
                                                                                   =========

                                                                                    12/11/96

                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 19, 1996      BNN CORPORATION
                               (registrant)


                               By: /s/ Henry Siegel
                                   ---------------------------------------------
                                   Henry Siegel, Chairman of the Board, Director (Principal, Financial and Accounting Officer)